                                                                    EXHIBIT 4.9


THESE SECURITIES (INCLUDING ANY UNDERLYING SECURITIES) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION SHALL NO LONGER BE REQUIRED.

                        AIRTECH INTERNATIONAL GROUP, INC.
                            12% CONVERTIBLE DEBENTURE
                                    DUE 2005

$_________________                         Issuance Date: ________________, 2000
Dallas, Texas

        1. CONSIDERATION. FOR VALUE RECEIVED, AIRTECH INTERNATIONAL GROUP, INC. a Wyoming corporation (the "Company"), hereby promises to pay to the order of _________________, at its offices located at ______________________ or at such other place as the holder hereof (the "Registered Holder") shall designate to the Company in writing, in lawful money of the United States of America, the principal amount of _____________________________ Dollars ($__________) on January ___, 2005 (the
"Maturity Date"). The Company promises to pay the said principal sum and all accrued interest thereon in accordance with the terms of this Debenture.

        2. PAYMENTS OF PRINCIPAL AND INTEREST. The Company shall pay interest on the principal sum of this Debenture at the rate of 12% per annum from the Issuance Date set forth above (the "Issuance Date"). Interest shall be due and payable semiannually on the first days of September and March commencing September 1, 2000. The principal sum of this Debenture together with all unpaid accrued interest thereon shall be fully and finally due and payable on the Maturity Date. Notwithstanding the foregoing, the Company may, at its sole option and in accordance with Section 7 hereof, force conversion of the outstanding principal sum of this Debenture, including all unpaid accrued interest thereon, into shares of the Company's common stock, $0.05 par value per share (the "Common Stock"), in full and final payment of this Debenture on the Maturity Date. Principal and interest shall be payable at the last address of the Registered Holder as it appears on the registration books of the Company.

        3. PAST DUE PAYMENTS. Interest on the indebtedness evidenced by this Debenture after default or maturity accelerated or otherwise shall be due and payable at the rate of twelve (12%) percent per annum, subject to the limitations of applicable usury laws.

        4. HOLIDAYS. If any payment of principal or interest on this Debenture becomes due and payable on a Saturday, Sunday or public holiday under the laws of the State of Texas, the due date for such payment shall be extended to the next succeeding business day and interest shall be payable at the rate of twelve (12%) percent per annum during such extension. All payments received by the Registered Holder shall be applied first to the payment of all accrued interest payable hereunder.

        5. ISSUANCE OF DEBENTURES. This Debenture has been issued by the Company pursuant to the authorization of the Board of Directors of the Company (the "Board") and pursuant to a Private Placement Memorandum, dated as of January 1, 2000 (the "Placement Memorandum"). Pursuant to the Placement Memorandum, the Company also issued to the Registered Holder warrants to purchase ____ shares of the Company's Common Stock at an exercise price equal to $2.00 per share. The rights of the Registered Holder relating to the Warrants are set forth in a separate Warrant of even date herewith executed by the Company in from of the Registered Holder. By acceptance of this Debenture, the Registered Holder of this Debenture represents and warrants to the Company as follows:

               (a) the Registered Holder has carefully reviewed the Placement Memorandum and all other relevant information furnished to the Registered Holder such that the Registered Holder understands the risk of, and other considerations relating to, an investment in the Company;

               (b) the Registered Holder has been furnished all materials requested by the Registered Holder relating to the Company and has been afforded the opportunity to obtain any additional information deemed necessary by the Registered Holder about the Company and the Company's proposed business activities; and

               (c) the Company has satisfactorily answered all inquiries made by the Registered Holder concerning the Company and the Company's proposed business activities.

        6.     CONVERSION.

               (a) Subject to and in compliance with the provisions of this
Section 6, the Registered Holder shall have the right at any time to convert all or a portion of the outstanding principal sum of this Debenture, including any unpaid accrued interest thereon, into such number of shares of the Company's Common Stock equal to the quotient obtained by dividing (x) the principal sum, plus any unpaid accrued interest thereon, of this Debenture to be converted by
(y) One Dollar ($1.00) (the "Conversion Price") and by surrender of this Debenture to the Company, such surrender to be made in the manner provided in this Section 6.

               (b) In order to exercise the conversion right described in
Section 6(a), the Registered Holder shall surrender this Debenture to the Company, at the address of the Company set forth in Section 23 hereof, accompanied by a duly executed Notice of Conversion in the form attached to this Debenture. Unless the shares issuable on conversion are to be issued in the same name as the name in which this Debenture is registered, this Debenture shall be accompanied by instruments of transfer, in form reasonably satisfactory to the Company, duly executed by the Registered Holder or the Registered Holder's duly authorized agent.

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               (c) As promptly as practicable after the surrender of this
Debenture, the Company shall issue and shall deliver (or shall cause the issuance and delivery) to the Registered Holder, or on written order of the Registered Holder, a certificate or certificates for the number of shares of Common Stock issuable upon the conversion of this Debenture in accordance with the provisions of this Section 6. Any fractional interest in respect of a share of Common Stock arising upon conversion shall be settled as provided in Section 8(b) hereof. Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which this Debenture shall have been surrendered and the Notice of Conversion received by the Company, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time and on such date.

               (d) If the entire outstanding principal amount of this Debenture is not converted, the Company shall also issue and deliver to the Registered Holder a new Debenture of like tenor in the principal sum equal to the principal which was not converted and dated the Issuance Date.

        7.     MANDATORY CONVERSION BY THE COMPANY.

               (a) On the Maturity Date, the Company shall have the right, at its sole option, to convert all or any portion of the principal sum of this Debenture, including any unpaid accrued interest thereon, into shares of the Company's Common Stock. The number of shares of Common Stock issuable to the Registered Holder upon conversion shall be equal to the quotient obtained by dividing (x) the principal sum, plus any unpaid accrued interest thereon, of this Debenture to be converted by (y) the Conversion Price. If the Company elects to convert less than the principal sum plus accrued interest due on this Debenture on the Maturity Date, the Company shall pay any remaining amounts due to the Registered Holder in cash or other immediately available funds.

               (b) In order to exercise the conversion right described in
Section 7(a), the Company shall deliver to the Registered Holder at least ten
(10) days prior to the Maturity Date a notice of the Company's intent to convert the Debentures (the "Mandatory Conversion Notice"). The Mandatory Conversion Notice shall set forth the amount of this Debenture to be converted into Common Stock, the number of shares of Common Stock to be issued to the Registered Holder upon conversion and the amount of any additional cash payments owed to the Registered Holder, if any. The Mandatory Conversion Notice shall also set forth the name and address of an unaffiliated escrow agent selected by the Company (the "Escrow Agent") who shall be responsible for delivering any shares of Common Stock or cash payments to the Registered Holder against delivery of this Debenture by the Registered Holder.

               (c) On or before the Maturity Date, the Company shall issue and deliver (or shall cause the issuance and delivery) to the Escrow Agent a certificate in the name of the Registered Holder for the number of shares of Common Stock issuable upon the conversion of this Debenture in accordance with the provisions of this Section 7. The certificate shall be accompanied by a cashiers check payable to the Registered Holder in the amount of any additional cash payments owed to the Registered Holder, if any. Any fractional interest in respect of a share of Common Stock arising upon conversion shall be settled as provided in Section 8(b) below. The Company will

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instruct the Escrow Agent to deliver any share certificates or cash payments to the Registered Holder only upon receipt by the Escrow Agent of their Debenture at the address of the Escrow Agent set forth in the Mandatory Conversion Notice. A conversion pursuant to this Section 7 shall be deemed effective as of the Maturity Date and the Registered Holder shall be deemed the holder of record of the shares of Common Stock issued in the conversion on the Maturity Date.

               (d) Upon the timely delivery by the Company of the appropriate stock certificates and cash payments required by the provisions of this
Section 7, this Debenture shall cease to bear interest as of the Maturity
Date.

        8.     ISSUANCE OF COMMON STOCK ON CONVERSION.

               (a) All shares of Common Stock delivered upon conversion of this Debenture will, upon delivery, be duly authorized, validly issued and fully paid and nonassessable.

               (b) No fractional shares of Common Stock shall be issued upon conversion of this Debenture. Instead of any fractional share of Common Stock which would otherwise be deliverable upon the conversion of this Debenture, the Company shall pay to the holder an amount in cash (computed to the nearest cent) equal to the Conversion Price multiplied by the fraction of a share of Common Stock represented by such fractional interest.

               (c) The issuance of certificates for shares of Common Stock upon any conversion of this Debenture shall be made without charge to the payee hereof for any tax, unless required by law, or other expense in respect to the issuance of such certificates, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued only in the name of the Registered Holder of this Debenture.

        9.     REDEMPTION BY THE COMPANY.

               (a) The Company shall have the right, only with the consent of the Registered Holder, to redeem some or all of the principal amount of this Debenture prior to the Maturity Date, upon payment of the following redemption prices together with accrued interest to the date of redemption:


               IF REDEEMED DURING THE
               12-MONTH PERIOD BEGINNING        % OF PRINCIPAL AMOUNT
               -------------------------        ---------------------
               January 1, 2000                          110%
               January 1, 2001                          108%
               January 1, 2002                          106%
               January 1, 2003                          104%
               January 1, 2004                          102%

               (b) Prior to redemption, the Company will notify the Registered Holder of this Debenture of its intent to redeem and of the redemption date (the "Redemption Date") at least thirty

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

(30) days prior to the Redemption Date. Notice shall be sent by registered mail to the last address of the Registered Holder as it appears on the registration books of the Company.

               (c) If the Registered Holder fails or neglects to present this Debenture for payment within twenty (20) days after the Redemption Date, this Debenture shall cease to bear interest and the redemption price of this Debenture shall be deemed to be 100% of face value.

        10.    COVENANTS.

               (a) The Company will at no time close its stock transfer books against the transfer of any shares of Common Stock issued or issuable upon the conversion of this Debenture, in any manner which interferes with the timely conversion of this Debenture.

               (b) The Company will not, by amendment of its Articles of Incorporation or Bylaws or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Debenture by the Company, and will at all times assist in good faith in the carrying out of all the provisions of this Debenture and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Registered Holder of this Debenture against impairment.

        11. LIMITATION ON CERTAIN CORPORATE ACTS. The Company hereby covenants and agrees that upon any consolidation or merger or upon the transfer of all or substantially all of the property or assets of the Company, the due and punctual payment of the principal and interest on this Debenture according to its tenor and the due and punctual performance and observance of all the terms, covenants and conditions of this Debenture to be kept and performed by the Company shall be expressly assumed by the corporation formed by such consolidation, or into which the Company shall have merged or by the purchaser of such property or assets; and such assumption shall be an express condition of such merger or consolidation agreement or agreement for the transfer of property or assets.

        12. EVENTS OF DEFAULT. The term "Event of Default", as used in this Debenture, means the occurrence of any one or more of the following events:

               (a) default in the due and punctual payment of interest upon or principal of this Debenture as and when the same becomes due and payable either at maturity or otherwise; or

               (b) failure to deliver to the Registered Holder shares of Common Stock required to be delivered upon conversion of this Debenture in the manner required by Section 6 hereof; or

               (c) failure of the Company to have authorized the number of shares of Common Stock issuable upon conversion of this Debenture; or

               (d) failure on the part of the Company to duly observe or perform any of its other covenants or agreements contained in, or to cure any material breach in a material representation or covenant contained in this Debenture for a period of ten (10) days after the date on which written notice of such failure or breach requiring the same to be remedied has been given by the Registered Holder to the Company; or

               (e) a decree or order by a court having jurisdiction has been entered adjudging the Company bankrupt or insolvent, or approving a petition seeking reorganization of the Company under any applicable bankruptcy law and such decree or order has continued undischarged or unstayed for a period of thirty (30) days; or a decree or order of a court having jurisdiction for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of all or substantially all of its property, or for the winding-up or liquidation of its affairs, has been entered, and has remained in force undischarged or unstayed for a period of thirty (30) days; or

               (f) the Company institutes proceedings to be adjudicated a voluntary bankrupt, or consents to the filing of a bankruptcy proceeding against it, or files a petition or answer or consent seeking reorganization under applicable law, or consents to the filing of any such petition or to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of all or substantially all of its property, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due; or if the Company shall suffer any writ of attachment or execution or any similar process to be issued or levied against it or any significant part of its property which is not released, stayed, bonded or vacated within thirty (30) days after its issue or levy; or if the Company takes corporate action in furtherance of any of the aforesaid purposes or conditions.

If any Event of Default shall have occurred and remained uncured beyond the applicable grace period, other than an Event of Default specified in clauses
(e) and (f) above, the Registered Holder of this Debenture, by notice in writing to the Company, may declare the principal of this Debenture and the interest accrued thereon, if not already due and payable, to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything herein contained to the contrary notwithstanding. Upon the occurrence of an Event of Default specified in clauses (e) and (f) above, such principal and interest shall automatically become due and payable immediately without any action on the part of the Registered Holder, anything herein contained to the contrary notwithstanding.

        13. TRANSFERABILITY. This Debenture is transferable, in whole or in part, only in accordance with the terms of this Debenture. The Registered Holder may submit a written request, in person or by the Registered Holder's duly authorized attorney, for a transfer of this Debenture on the register of the Company maintained at its principal offices. The Company may deem and treat the person in whose name this Debenture is registered as the absolute owner hereof, for the purpose of receiving payment of the principal thereof and interest hereon, whether or not the same shall be overdue, and for all other purposes whatsoever, including but without limitation, the giving of any written notices required hereunder, and the Company shall not be affected by any notice to the contrary.

        14.    ADJUSTMENTS TO CONVERSION PRICE.

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

               (a) If the Company, at any time after the Issuance Date shall
(i) subdivide the outstanding shares of Common Stock into a larger number of shares, or (ii) combine outstanding shares of Common Stock into a smaller number of shares, or (iii) declare a stock dividend, the Conversion Price prior to the date of any such occurrence shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 14(a) shall become effective immediately after the effective date of the subdivision or a combination.

               (b) If the Company, at any time after the Issuance Date, shall declare a dividend or any other distribution upon any of its capital stock which is payable in Common Stock, then the Conversion Price in effect immediately prior to such declaration shall be reduced to an amount determined by multiplying the Conversion Price then in effect by a fraction,
(x) the numerator of which shall be the number of shares of Common Stock and Common Stock equivalents of the Company outstanding immediately prior to such declaration, and (y) the denominator of which shall be the number of shares of Common Stock and Common Stock equivalents of the Company outstanding immediately after such declaration.

               For the purposes of the foregoing adjustment, in the case of the issuance of any convertible or exchangeable securities, warrants, options or other rights to subscribe for or to purchase or exchange for, shares of Common Stock ("Exchangeable Securities"), the maximum number of shares of Common Stock issuable upon exercise, conversion or exchange of such Exchangeable Securities shall be deemed to be outstanding, provided that no further adjustment shall be made upon the actual issuance of Common Stock upon exercise, exchange or conversion of such Exchangeable Securities.

               (c) (i) In the event that at any time or from time to time after the Issuance Date, the Common Stock issuable upon the conversion of this Debenture is changed into the same or a different number of shares of any class or classes of stock, whether by merger, consolidation, recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or reorganization provided for elsewhere in this Section 14), then and as a condition to each such event provision shall be made so that the Registered Holder shall have the right thereafter to convert this Debenture into the kind of stock receivable upon such recapitalization, reclassification or other change by holders of shares of Common Stock, all subject to further adjustment as provided herein. In such event, the formula set forth herein for conversion and redemption shall be adjusted to reflect such change in number of shares or, if shares of a new class of stock are issued, to reflect the market price of the class or classes of stock issued in connection with the above described transaction.

                      (ii) If at any time or from time to time after the Issuance Date there is a capital reorganization of the Common Stock, including by way of a sale of all or substantially all of the assets of the Company (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section
14), then, as a part of and a condition to such reorganization, provision shall be made so that the Registered Holder shall thereafter be entitled to receive upon conversion of this Debenture the number of shares of stock or other

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

securities or property to which a holder of the number of shares of Common Stock deliverable upon conversion of the Debentures would have been entitled on such capital reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 14 with respect to the rights of the Registered Holder after the reorganization to the end that the provisions of this Section 14 shall be applicable after that event and be as nearly equivalent as may be practicable.

               (d) Whenever any element of the Conversion Price is adjusted pursuant to Sections 12(a), (b) or (c), the Company shall promptly mail to the Registered Holder, a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

        15. REMEDIES CUMULATIVE. The rights, powers and remedies given to the Registered Holder and the Company under this Debenture shall be in addition to all rights, powers and remedies given to it by virtue of any statute or rule of law.

        16. NON-WAIVER. Any forbearance, failure or delay by the Registered Holder or the Company in exercising any right, power or remedy under this Debenture shall not be deemed to be a waiver of such right, power or remedy, nor shall any single or partial exercise of any right, power or remedy preclude the further exercise thereof.

        17. MODIFICATIONS AND WAIVERS. No modifications or waiver of any provision of this Debenture shall be effective unless it shall be in writing and signed by the Registered Holder and the Company, and any such modifications or waiver shall apply only in the specific instance for which given.

        18. ATTORNEY'S FEES. If this Debenture shall not be paid when due and shall be placed by the Registered Holder hereof in the hands of an attorney for collection, through legal proceedings or otherwise, or if this Debenture shall not be converted into shares of Common Stock pursuant to the provisions of Section 6 hereof, and an action is brought by the Registered Holder with respect thereto, the Company shall pay reasonable attorney's fees to the Registered Holder or if more than one Registered Holder then the reasonable fees of one lead attorney hereof, together with reasonable costs and expenses of collection or enforcement incurred in connection with any such action.

        19. GOVERNING LAW. This Debenture and the rights and obligations of the parties hereto, shall be governed, construed and interpreted according to the laws of the State of Texas.

        20. REGISTERED HOLDER DEFINED. The term "Registered Holder" as used herein shall be deemed to include the Registered Holder and its successors, endorsees and assigns.

        21. WAIVER OF PRESENTMENT, ETC. The undersigned hereby waives presentment, demand for payment, protest, notice of protest and notice of non-payment hereof.

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

        22. HEADINGS. The headings contained in this Debenture are for reference purposes only and shall not affect the meaning of interpretation of this Debenture.

        23. NOTICES. Any notice to any party required or permitted hereunder shall be given in writing and shall be effective upon personal delivery, via facsimile (upon receipt of confirmation of error-free transmission) or two business days following deposit of such notice with an internationally recognized courier service, with postage prepaid and addressed to such party at the address set forth below, or at such other address as a party may designate by five days advance written notice to each of the other parties hereto.

        COMPANY:                  Airtech International Group, Inc.
                                  15400 Knoll Trail, Suite #200
                                  Dallas, Texas  77063
                                  Attn: James Halter, General Counsel
                                  Tel: (972) 960-9400 x111
                                  Fax: (972) 960-9395

        REGISTERED HOLDER:        ____________________________________
                                  ____________________________________
                                  ____________________________________
                                  Attn:_______________________________
                                  Tel:________________________________
                                  Fax:________________________________

        24. AMENDMENTS AND MODIFICATION. Changes in or additions to this Debenture may be made, and compliance with any covenant or condition herein set forth may be omitted only if the Company shall obtain the written consent from the Registered Holder of this Debenture.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK,
                            SIGNATURE PAGE TO FOLLOW]








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        IN WITNESS WHEREOF, the Company has caused this Debenture to be executed as of ________________, 2000.


                                   AIRTECH INTERNATIONAL GROUP, INC.

                                   By:________________________________
                                   Name:______________________________
                                   Title:_____________________________




















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

                              NOTICE OF CONVERSION

        The conversion from appearing below should only be executed by the Registered Holder desiring to convert all or part of the principal amount of the Debenture attached hereto.

                                 CONVERSION FORM

               Date:________________________

               To:    AIRTECH INTERNATIONAL GROUP, INC.

               The undersigned hereby exercises the conversion privileges upon the terms and conditions set forth in the attached Debenture, to the extent of the maximum number of shares of Common Stock issuable pursuant to the terms of Section 6 of the Debenture, and accordingly, authorizes the Company to apply $___________ principal amount of the attached Debenture to payment in full for such shares of Common Stock. Please register such shares and make delivery thereof as follows:

               Registered in the Name of (Giving First or Middle Name in Full)

               Name ___________________________________
                      (Please Print)

               Address ________________________________

               Signature ______________________________












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